                                                                      Exhibit 11

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (In millions, except per share amounts)

                                                                                  For the Years Ended December 31,
                                                                               ------------------------------------
                                                                                 2002          2001           2000
                                                                               -------       -------         ------
Net earnings (loss)                                                             $ (880)      $(1,204)        $  142
Effect of dilutive securities                                                        -             -              -
                                                                               -------       -------         ------
Net earnings (loss) - assuming dilution                                         $ (880)      $(1,204)        $  142
                                                                               =======       =======         ======
Average common shares outstanding                                                481.4         482.6          449.6
Effect of dilutive securities
   Long-term incentive plan deferred compensation                                    -          (1.0)             -
   Stock options                                                                   1.6             -            0.4
                                                                               -------       -------         ------
Average common shares outstanding - assuming dilution                            483.0         481.6          450.0
                                                                               =======       =======         ======
Earnings (loss) per common share                                               $ (1.83)      $ (2.50)        $ 0.32
                                                                               =======       =======         ======
Earnings (loss) per common share - assuming dilution                           $ (1.83)      $ (2.50)        $ 0.32
                                                                               =======       =======         ======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented. Antidilutive securities include preferred securities of a subsidiary trust for the periods presented. Stock options are antidilutive in periods when net losses are recorded.